Exhibit 99.1

Worksport Accelerates R&D Expansion and Clean-Tech Commercialization Amid Record Growth

Company Doubles Missouri R&D Facility, Launches Heat Pump Testing, and Readies Fall Rollout of SOLIS™ & COR™ Mobile Nano-Grid System

West Seneca, New York, July 16, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced major corporate developments across research, manufacturing, and commercialization—signaling aggressive growth following a record-setting Q2.

Expanding U.S. R&D and Preparing for Manufacturing Scalability

After delivering Q2 2025 top-line results of $4.1M, up 83% from the previous quarter, Worksport shares that it has recently moved into new research and development (“R&D”) facilities in Ozark, Missouri, doubling its R&D footprint to facilitate larger R&D initiatives, paired with a large pipeline of upcoming and planned launches of innovative products and features. This expansion underscores the Company’s commitment to product innovation and expanding its customer reach through future-facing technology platforms. Missouri was selected due to its central geography, skilled labor force, and growing prominence as a U.S. manufacturing hub.

With production up over 50% since March 2025, the Company is also evaluating new factory capacity to meet surging demand. A decision on expansion is expected by the end of Q3. The Company shares that demand remains ahead of output.

COR and SOLIS Moving Toward Commercial Launch

Worksport’s highly anticipated SOLIS solar-integrated tonneau cover and COR portable nano-grid system remain on track for a Fall 2025 launch. Both products have completed major validation milestones, including third-party testing and customer-paid beta deployments. Management believes this clean-tech vertical—targeting a $13B addressable market—represents a transformational revenue stream and an expansion beyond the Company’s core truck accessory business.

The Company projects $2-3 million in revenue from SOLIS and COR in 2025, with 2026 expected to see 8-figure growth potential as sales expand across both business to consumer (B2C) and strategic enterprise channels.

AetherLux™ Gains Additional Enterprise Attention

Terravis Energy, Worksport’s clean-tech subsidiary, has entered early-stage commercial testing of its AetherLux™ Pro heat pump with high-performance Zerofrost technology, addressing the $148B global heat pump market. The technology is drawing interest from multi-billion-dollar corporations and U.S. government entities, with site visits and due diligence already underway.

Management believes AetherLux could play a major role in Worksport’s 2026 balance sheet, as the Company continues to validate its performance in extreme climate conditions and scale its manufacturing pathways.

For further information:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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